CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

GIBRALTAR STEEL CORPORATION

            Gibraltar Steel Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

             FIRST: That the Board of Directors of said corporation at a meeting held on August 19, 2004, the minutes of which are filed with the minutes of the Board of Directors, a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation was adopted:

 RESOLVED, that, it is in the best interest of the Company that the Certificate of Incorporation of the Company be amended by changing Article First thereof so that, as amended, Article First read as follows:

         "First:   The name of the Corporation (the "Corporation") is: Gibraltar Industries, Inc."

             SECOND:       That a meeting was held and a vote of stockholders was taken on October 26, 2004, and said amendment was approved.

             THIRD:            That the aforesaid amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, said Gibraltar Steel Corporation has

caused this certificate to be signed by John E. Flint, its Secretary and Senior Vice President, this 26th day of October, 2004.

                                                GIBRALTAR STEEL CORPORATION

                                                /s/ John E. Flint
                                                Name: John E. Flint
                                                Title: Secretary and Senior Vice President